Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of April 4, 2012, by and among Lyondell Chemical Company, a Delaware Corporation (the “Issuer”), LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (the “Company”), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer, the Company and the other Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an Indenture dated as of April 30, 2010 (the “Base Indenture”), providing for the issuance of 11% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, the Issuer, the Company and the Trustee have executed the First Supplemental Indenture to the Base Indenture, dated as of November 2, 2011 (together with the Base Indenture, the “Indenture”), amending certain terms and conditions of the Base Indenture;

WHEREAS, the Issuer has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of March 26, 2012 (the “Statement”), with an accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), to holders (as such term is defined in the Base Indenture) in connection with the offer to purchase for cash any and all of the outstanding Notes and the concurrent solicitation of such holders’ consents to certain proposed amendments to the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, pursuant to the Statement, the holders of at least a majority in aggregate principal amount of the Notes outstanding (excluding, in each case, any Notes owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Company) have consented to all of the amendments effected by this Second Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Issuer to the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Second Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, all acts and requirements necessary to make this Second Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Company have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 1.02. DEFINITION. When used herein, “Trigger Event” shall mean the occurrence of each of the following events: the Issuer’s payment to holders of (a) the applicable Total

Consideration (as such term is defined in the Statement) payable as of the applicable Early Settlement Date (as such term is defined in the Statement) and (b) if any Notes are tendered after the applicable Consent Payment Expiration (as such term is defined in the Statement) and before the applicable Expiration Time (as such term is defined in the Statement), the Tender Offer Consideration (as such term is defined in the Statement) payable as of the Final Settlement Date, pursuant to the terms and conditions of the Statement and the Letter of Transmittal.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto, the Indenture is hereby amended as follows:

(a) Section 4.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.03 are hereby deleted.

(b) Section 4.04 (Limitation on Restricted Payments) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.04 are hereby deleted.

(c) Section 4.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.05 are hereby deleted.

(d) Section 4.06 (Asset Sales) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.06 are hereby deleted.

(e) Section 4.07 (Transactions with Affiliates) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.07 are hereby deleted.

(f) Section 4.08 (Change of Control) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.08 are hereby deleted.

(g) Section 4.11 (Future Subsidiary Guarantors) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.11 are hereby deleted.

(h) Section 4.12 (Liens) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 4.12 are hereby deleted.

(i) Section 5.01 (When Issuer May Merge or Transfer Assets) is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted.]” All textual references in the Indenture and the Notes exclusively relating to Section 5.01 are hereby deleted.

(j) The text of Section 4.02 (Reports and Other Information) shall be amended and restated in its entirety as follows:

SECTION 4.02. Reports and Other Information.

The Issuer shall comply with the provisions of TIA Section 314(a), to the extent applicable.

The Issuer shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. RATIFICATION OF INDENTURE; SECOND SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.02. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 3.03. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 3.04. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.05. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.06. SEPARABILITY. In case any provision in this Second Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

LYONDELL CHEMICAL COMPANY, as the Issuer

By:
Name:	Francesco Svelto
Title:	Treasurer

LYONDELLBASELL INDUSTRIES N.V., as the Company

By:
Name:	Francesco Svelto
Title:	Attorney

[Signature Page to Second Supplemental Indenture – 11% Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture – 11% Notes]